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Exhibit 10.92

EXECUTION COPY

EXCHANGE AGREEMENT

        This Exchange Agreement (this "Agreement"), dated as of February 16, 2005, is made by and among Worldspan Technologies, Inc., a Delaware corporation f/k/a Travel Transaction Processing Corporation (the "Issuer"), Citicorp Mezzanine III, L.P., a Delaware limited partnership ("CMIII"), and CVC Capital Funding, LLC, a Delaware limited liability company ("CVC" and, together with CMIII, the "Purchasers").

        Pursuant to the terms and conditions of this Agreement, the Issuer proposes to issue to the Purchasers $43,629,574.10 aggregate principal amount of its Subordinated Notes due 2013 (the "New Securities") in exchange for the surrender and cancellation by the Purchasers of the outstanding principal amount and all accrued and unpaid interest owing by the Issuer to the Purchasers under each Purchaser's interest in that certain Subordinated Note, dated as of June 30, 2003, made by the Issuer in favor of American Airlines, Inc., which was subsequently transferred in part to each of CMIII and CVC, including any Additional Notes issued or issuable thereunder (the "Existing Notes"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the notes evidencing and governing the terms of the New Securities (the "New Notes").

        1.    Agreements to Issue and Exchange.    The Issuer hereby agrees to issue to the Purchasers, and each Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to accept from the Issuer, the principal amount of the New Securities set forth opposite such Purchaser's name on Schedule I attached hereto in exchange for the surrender and cancellation by such Purchaser of the outstanding principal amount of the Existing Notes held by such Purchaser and all accrued and unpaid interest thereon.

        2.    Exchange and Delivery.    The closing of the transactions contemplated hereby (the "Closing") shall take place on the date hereof, subject to the satisfaction or waiver in writing of the conditions precedent to the Closing set forth in Section 4 below. The time and date of such closing are hereinafter referred to as the "Closing Date." At the Closing, on the Closing Date, following the Issuer's (i) issuance and delivery to each Purchaser of a New Note evidencing the New Securities to be acquired by such Purchaser hereunder and (ii) payment to each Purchaser by wire transfer of immediately available funds of the aggregate Cash Interest Amount (as defined in the Existing Notes) owing to such Purchaser under such Purchaser's Existing Note as set forth opposite such Purchaser's name on Schedule I attached hereto, such Purchaser shall deliver and surrender to the Issuer for cancellation the evidence of such Purchaser's interest in the Existing Notes. Any transfer taxes payable in connection with the transfer of the New Securities to the Purchasers shall be paid by the Issuer.

        3.    Representations and Warranties of the Issuer.    The Issuer hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing Date as follows:

          (a)   This Agreement has been duly authorized, executed and delivered by the Issuer and is a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (b)   The New Securities have been duly authorized by the Issuer and, when delivered to the Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the New Notes.

          (c)   The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement and the New Notes will not contravene (i) any agreement or other instrument binding upon the Issuer or any of its Subsidiaries, (ii) any provision of applicable law, (iii) any provision of the certificate of incorporation or by-laws of the Issuer, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any of its Subsidiaries, except as to clause (i), (ii) or (iv) above, where such contravention, individually or in the aggregate, would not have, and could not reasonably be expected to have, a material adverse effect on (A) the financial condition, business, results of operations, liabilities, management or prospects of the Issuer or any of its Subsidiaries taken as a whole, (B) the validity or enforceability of this Agreement or the New Notes, or (C) the rights or remedies of the Purchasers hereunder or under the New Notes (a "Material Adverse Effect"). No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations under this Agreement and the New Notes, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the New Securities, and (y) in each case, where the failure to obtain any such consent, approval, authorization, order or qualification would not have, and could not reasonably be expected to have, a Material Adverse Effect.

          (d)   There are no legal or governmental actions, suits or proceedings pending or, to the best of the Issuer's knowledge, threatened against or affecting the Issuer or any of its Subsidiaries, which has as the subject thereof any property owned or leased by the Issuer or such Subsidiary, where in each such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Issuer or such Subsidiary and any such action, suit or proceeding, if so determined adversely, would adversely affect the consummation of the transactions contemplated by this Agreement or the New Notes.

          (e)   The Issuer will use the proceeds received from the issuance of the New Securities to refinance the Existing Notes.

          (f)    Neither the Issuer nor any of its Subsidiaries is, and after giving effect to the offering and sale of the New Securities and the application of the proceeds thereof, will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and the New Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (g)   Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Issuer has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the New Securities in a manner that would require the registration under the Securities Act of the New Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the New Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h)   Assuming that the representations and warranties of the Purchasers in Section 5 are true, correct and complete, it is not necessary in connection with the offer, sale and delivery of the New Securities to the Purchasers in the manner contemplated by this Agreement to register the New Securities under the Securities Act or to qualify the New Notes under the Trust Indenture Act of 1939, as amended.

          (i)    No event is outstanding which constitutes (or, with the giving of notice, lapse of time, or the fulfillment of any other applicable condition (other than the mere occurrence of such event), will constitute) a Default or an Event of Default.

        4.    Conditions to each Purchaser's Obligations.    The obligations of each Purchaser to exchange Existing Notes for the New Securities on the Closing Date are subject to the following conditions:

          (a)   Such Purchaser shall not have discovered or otherwise become aware of information in existence as of February 4, 2005 and not previously disclosed to such Purchaser that it reasonably believes to be materially inconsistent in an adverse manner with its understanding, based on information provided to such fund prior to February 4, 2005, of the business, assets, operations, properties, condition (financial or otherwise), results of operations, liabilities (including contingent liabilities), material agreements and prospects of the Issuer and its Subsidiaries.

          (b)   The representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Issuer shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c)   There shall not exist (pro forma for the Recapitalization Transactions (as defined in the Waiver and Consent (as defined below) and the financings contemplated thereby and hereby) any default or event of default under the Senior Credit Agreement, the Second Lien Notes Indenture, this Agreement or the New Notes, or under any other material indebtedness or agreement of the Issuer or any of its Subsidiaries.

          (d)   Worldspan, L.P. shall have received at least $300.0 million in gross cash proceeds from the issuance of the Second Lien Notes under the Senior Lien Notes Indenture, and the Second Lien Notes Indenture shall be in full force and effect and no provision thereof shall have been waived, amended, supplemented or otherwise modified.

          (e)   Worldspan, L.P. shall have received at least $400.0 million (not including undrawn commitments) in gross cash proceeds from borrowings under the Senior Credit Agreement, and the Senior Credit Agreement shall be in full force and effect and no provision thereof shall have been waived, amended, supplemented or otherwise modified.

          (f)    All governmental, shareholder and material third party consents and approvals necessary in connection with the transactions contemplated hereby and by the Senior Credit Agreement and the Second Lien Notes Indenture shall have been obtained and shall be in full force and effect and all applicable waiting periods have expired without any action being taken by any authority or third party that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

          (g)   Such Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an officer of the Issuer, to the effect that the conditions set forth in Sections 4(b), 4(c), 4(d) and 4(f) have been satisfied.

          (h)   There shall not be any pending or threatened litigation or proceeding against the Issuer or any of its Subsidiaries or Affiliates (other than the Purchasers), or otherwise relating to the transactions contemplated hereby which seeks to enjoin or challenge the transactions contemplated hereby.

          (i)    Such Purchaser shall have received on or before the Closing Date the following documents:

              (i)  counterparts hereof signed by each of the parties listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Purchaser in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

             (ii)  duly executed New Securities from the Issuer for the account of such Purchaser dated as of the Closing Date;

            (iii)  copies of the certificate of incorporation or equivalent organizational document, as applicable, of the Issuer and Worldspan, L.P. and certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its organization;

            (iv)  copies of the bylaws or equivalent governing documents of the Issuer and Worldspan, L.P., certified by an officer of the Issuer or such Subsidiary, as applicable, as of the Closing Date to be true and correct and in full force and effect as of the Closing Date;

             (v)  copies of certificates of good standing, existence or its equivalent with respect to the Issuer and Worldspan, L.P. certified as of a recent date by the appropriate governmental authorities of the state of its organization;

            (vi)  an incumbency certificate of the Issuer certified by a secretary or assistant secretary of the Issuer to be true and correct as of the Closing Date.

          (j)    Such Purchaser shall have received payment in full in immediately available funds of all reasonable expenses (including attorney's fees) incurred in connection with the negotiation and execution of this Agreement and the New Notes, and all other documents, instruments and agreements executed and/or delivered in connection therewith.

          (k)   The Waiver and Consent shall be in full force and effect.

          (l)    The Issuer and the Purchasers shall have executed and delivered a registration rights agreement covering the New Securities in form and substance reasonably satisfactory to the Purchasers, and such registration rights agreement shall be in full force and effect.

        5.    Representations and Warranties of the Purchaser.    Each Purchaser represents and warrants to the Issuer that such Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act and an "Accredited Investor" as such term is defined in Rule 501 under the Securities Act with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the New Securities. Such Purchaser is acquiring the New Securities for investment solely for its account and not with a view to any distribution thereof or with any present intention of offering or selling any of the New Securities in a transaction that would violate the Securities Act or the securities laws of any state of the United States. Each Purchaser agrees to not, directly or indirectly, offer, transfer or sell any of the New Securities unless the offer, transfer or sale is pursuant to an effective registration statement under the Securities Act and has been registered under any applicable state securities or "blue sky" laws or pursuant to an exemption therefrom.

        6.    Indemnity and Contribution.

          (a)   The Issuer agrees to indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of, or based upon, in whole or in part, (i) any inaccuracy in the representations and warranties of the Issuer contained herein or (ii) any failure of the Issuer to perform its obligations hereunder or under law.

          (b)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) hereof, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised by such counsel that representation of both parties by the same counsel would be inappropriate due to one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Purchaser. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          (c)   To the extent the indemnification provided for in Section 6(a) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the New Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Purchasers on the other hand in connection with the offering of the New Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the New Securities (before deducting expenses) received by the Issuer and the Consent Payment Amount received by the Purchasers in respect thereof, bear to sum of the aggregate offering price of the New Securities and the Consent Payment Amount. The relative fault of the Issuer on the one hand and of the

  Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (d)   The Issuer and the Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

          (e)   The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser or by or on behalf of the Issuer, its officers or directors or any person controlling the Issuer and (iii) acceptance of and payment for any of the New Securities.

        7.    Consent Fee.    The Issuer hereby covenants and agrees that on or before February 28, 2005 it shall pay to the Purchasers the consent fee and interest thereon (collectively, the "Consent Payment Amount") set forth opposite such Purchaser's name on Schedule I attached hereto pursuant to the Second Amended and Restated Waiver and Consent, dated as of February 11, 2005, by and among the Issuer and the Purchasers (the "Waiver and Consent"); provided that payment by the Issuer of the Consent Payment Amounts set forth on Schedule I attached hereto shall constitute payment in full of all amounts due under Section 2 of the Waiver and Consent.

        8.    Notices.    Any notice or communication by the Purchasers or the Issuer to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

  If to the Issuer, to:

  Worldspan Technologies Inc.
  300 Galleria Parkway, N.W.
  Atlanta, Georgia 30339
  Attention: General Counsel
  Fax: (770) 563-7878

  with a copy (which shall not constitute notice to the Issuer) to:

  Dechert LLP
  4000 Bell Atlantic Tower
  1717 Arch Street
  Philadelphia, Pennsylvania 19103
  Attention: Geraldine A. Sinatra
  Fax: (215) 994-2222

  If to any Purchaser, to:

  c/o Citicorp Capital Investors, Ltd.
  399 Park Avenue
  New York, New York 10022
  Attention: Byron Knief

  with a copy (which shall not constitute notice to such Purchaser) to:

  Kirkland & Ellis LLP
  Citigroup Center
  153 East 53rd Street
  New York, New York, 10022
  Attention: Eunu Chun
  Fax: (212) 446-4900

Any party hereto, by notice to the others may designate additional or different addresses for subsequent notices or communications.

        All notices and communications will be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        9.    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        10.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        11.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        12.    Successors and Assigns; Amendment.    This Agreement shall inure to the benefit of and be binding upon the Issuer, the Purchasers, their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person shall have any right or obligation hereunder; provided, that the Issuer may not assign any or all of its rights or delegate its obligations hereunder without the express prior written consent of the Purchasers. This Agreement may not be amended or modified unless in writing by all of the parties hereto.

* * * * *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WORLDSPAN TECHNOLOGIES INC.,
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary and Senior Vice President Human Resources
CITICORP MEZZANINE III, L.P.
By:	CITICORP CAPITAL INVESTORS, LTD., its general partner
By:	/s/ BYRON L. KNIEF Name: Byron L. Knief Title: President
CVC CAPITAL FUNDING, LLC
By:	/s/ BYRON L. KNIEF Name: Byron L. Knief Title: President

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EXCHANGE AGREEMENT